UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 4, 2013

JPMorgan Chase & Co.
(Exact name of registrant as specified in its charter)

Delaware	1-5805	13-2624428
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. employer identification no.)

270 Park Avenue, New York, New York		10017
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 270-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On June 4, 2013, Gordon A. Smith, Chief Executive Officer of the Consumer & Community Banking (“CCB”) line of business of JPMorgan Chase & Co. (“JPMorgan Chase”) presented at an investor conference which was publicly webcast, during which he provided the following information.
Management's current expectations are, based on current credit trends and economic conditions:

•
In Real Estate Portfolios in Mortgage Banking, within CCB, net charge-offs and delinquencies have continued to improve and, accordingly, management expects that the related allowance for loan losses is likely to be reduced by $1 billion+/- in the second quarter of 2013.

◦	In addition, management expects quarterly net charge-offs for Real Estate Portfolios to be $300 million+/-.

•
In the Card Services business in Card, Merchant Services & Auto, within CCB, management expects that the reduction in the allowance for loan losses could be $1 billion+ for full-year 2013 (which includes the $500 million reduction in the first quarter of 2013).

The above information is being furnished pursuant to Item 7.01, and such information contained shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities under that Section. Furthermore, this Current Report on Form 8-K shall not be deemed to be incorporated by reference into the filings of the Firm under the Securities Act of 1933.
This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of JPMorgan Chase's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Factors that could cause JPMorgan Chase's actual results to differ materially from those described in the forward-looking statements can be found in JPMorgan Chase's Annual Report on Form 10-K for the year ended December 31, 2012, and Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, each of which has been filed with the Securities and Exchange Commission and is available on JPMorgan Chase's website (http://investor.shareholder.com/jpmorganchase), and on the Securities and Exchange Commission's website (www.sec.gov). JPMorgan Chase does not undertake to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JPMorgan Chase & Co.
(Registrant)

By:	/s/ Neila B. Radin
Neila B. Radin
Senior Vice President

Dated:	June 4, 2013

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